                                   EXHIBIT 4

                            OPTION AGREEMENT BETWEEN

                       NEW DIRECTIONS MANUFACTURING, INC.

                               AND HORWITZ & BEAM

                               DATED JUNE 9, 1997

                                OPTION AGREEMENT

     OPTION AGREEMENT dated as of June 9, 1997, between NEW DIRECTIONS MANUFACTURING, INC., a Nevada corporation (the "Company"), and HORWITZ & BEAM, INC., a California corporation, dba HORWITZ & BEAM ("H&B").

     WHEREAS, the Company proposes to issue to H&B 25,000 options (the "Options"), each such Option entitling the holder thereof to purchase one share of Common Stock par value $0.001 per share, of the Company (the "Shares") at an exercise price of $2.25 per share; and

     WHEREAS, the Options which are the subject of this Agreement will be issued by the Company to H&B as part of consideration payable to H&B in connection with the rendering of legal services to the Company in connection with the initial public offering of the Company's Shares (the "IPO").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     SECTION (i)    Option Certificates.  The Option Certificates to be
                    --------------------
delivered pursuant to this Agreement (the "Option Certificates") shall be in the form set forth in Exhibit A, attached hereto and made a part hereof. The Option Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President, or any Vice President under its corporate seal reproduced thereon and attested by its corporate secretary or one of its assistant secretaries. Option Certificates may be exchanged at the Optionholder's option, when surrendered to the Company for another Option Certificate or other Option Certificates of like tenor and representing in the aggregate a like number of Options.

     SECTION (ii)   Right to Exercise Options.  Each Option may be exercised
                    --------------------------
from the date of this Agreement until 11:59 P.M. (Los Angeles time) on the date that is five years after the date of this Agreement (the "Expiration Date"). Each Option not exercised on or before the Expiration Date shall expire.
Subject to the provisions of this Option Agreement, including Section 10 hereof, the holder of each Option shall have the right to purchase from the Company, and the Company shall issue and sell to each such Optionholder, at an initial exercise price per share of $2.25, subject to adjustment as provided herein (the "Exercise Price"), one fully paid and nonassessable Share upon surrender to the Company of the Option Certificate evidencing such Option, with the form of election to purchase duly completed and signed and evidence of payment of the Exercise Price. Payment of the Exercise Price for the Options may be permitted by a cash payment or by setoff from legal fees incurred by the Company with H&B in accordance with that certain Engagement Letter between the Company and H&B. The Engagement Letter provides that legal services will be offered to the company by H&B. Each of H&B and the Company will prepare an accounting of legal fees incurred as of any given date which may be used to exercise any of the Options hereunder.

     Upon surrender of such Option Certificate and payment of the Exercise Price, the Company shall cause to be issued and delivered promptly to the Optionholder a certificate for the Shares issuable upon the exercise of the Option or Options evidenced by such Option Certificate. The Options evidenced by an Option Certificate shall be exercisable at the election of the Optionholder thereof, either as an entirety or from time to time for less than all of the number of Options specified in the Option Certificate.

     SECTION (iii)  Reservation of Shares.  The Company will at all times
                    ----------------------
reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Options, the full number of Shares deliverable upon the exercise of all outstanding Options. The Company covenants that all Shares which may be issued upon exercise of Options will be validly issued, fully paid and nonassessable outstanding Shares of the Company.

     SECTION (iv)   Registration under the Securities Act of 1933.  H&B
                    ----------------------------------------------
represents and options to the Company that H&B is acquiring the Options for investment and with no present intention of distributing or reselling any of the Options. The Shares and the certificate or certificates evidencing any such Shares shall bear the following legend:

     "THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

Certificates for Shares without such legend shall be issued if such shares are sold pursuant to an effective registration statement under the Act or if the Company has received an opinion from counsel reasonably satisfactory to counsel for the Company, that such legend is no longer required under the Act. Certificates for Options or Shares shall also bear such legends as may be required from time to time by law.

     SECTION (v)    Registration Rights.
                    --------------------

     (1) Piggyback Registration Rights.  If the Company at any time proposes
         ------------------------------
to register any of its securities under the Act, including under an S-8 Registration Statement, an SB-2 Registration Statement or otherwise, it will each such time give written notice to all holders of outstanding Shares and Options of its intention so to do. Upon the written request of a holder or holders of any such Shares or Options given within 30 days after receipt of any such notice, the Company will use its best efforts to cause all such Shares, the holders of which (or of the Options for which upon exercise thereof the Company will issue Shares) shall have so requested registration thereof, to be registered under the Act (with the securities which the Company at the time propose to register), all to the extent requisite to permit the sale or other disposition by the prospective Sellers of the Shares so registered; provided, however, that the Company may, as a condition precedent to its effective such registration, require each prospective Seller to agree with the Company and the managing underwriter or underwriters of the offering to be made by the Company in connection with such registration that such Seller will not sell any securities of the same class or convertible into the same class as those registered by the Company (including any class into which the securities registered by the Company ar convertible) for such reasonable period after such registration becomes effective (not exceeding 30 days) as shall then be specified in writing by such underwriter or underwriters if in the opinion of such underwriter or underwriters the Company's offering would be materially adversely affected in the absence of such an agreement. All expenses incurred by the Company in complying with this Section, including without limitation all registration and filing fees, listing fees, printing expenses, fees and disbursements of all independent accounts, or counsel for the Company and or counsel for the Sellers and the expense of any special audits incident to or required by any such registration and the expenses of complying with the securities or blue sky laws of any jurisdiction shall be paid by the Company. Notwithstanding the foregoing, Sellers shall pay all underwriting discounts or commissions with respect to shares sold by the Sellers.

     (2)  Indemnification.
          ----------------

          (i) In the event of any registration of any of its Shares under the Act pursuant to this Section, the Company hereby indemnifies and holds harmless the Sellers of such Shares (which phrase shall include any underwriters of such Shares), their respective directors and officers, and each other person who participates, in the offering of such Shares and each other person, if any, who controls such Sellers, or such participating persons within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which each such Seller or any such director or officer or participating person or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Shares were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein an material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each such Seller and each director, officer or participating or controlling person for any legal or any other expenses reasonably incurred by such Seller or such director, officer or participating or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Seller specifically stating that it is for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Seller or such directors, officer or participating or controlling person, and shall survive the transfer of such Shares by such Seller.

          (ii) Each holder of any Shares or Options shall by acceptance thereof indemnify and hold harmless the Company and its directors and officers, and each person, if any who controls the Company, against any losses, claims, damages or liabilities, joint or several, to which the Company or any director or officer or any such person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which Shares were registered under the Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such holder specifically stating that it is for use therein; and will reimburse the Company or such director, officer or person for any legal or any other expense reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action.

     (3) Rule 144.  If the Company shall be subject to the reporting
         ---------
requirements of Section 13 of the 1934 Act, the Company will use its best efforts timely to file all reports required to be filed from time to time with the Commission (including but not limited to the reports under Section 13 and 15(d) of the 1934 Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Act). If there is a public market for any Shares of the Company at any time that the Company is not subject to the reporting requirements of either of said Section 13 or 15(d), the Company will, upon the request of any holder of any Shares or Options, use its best efforts to make publicly available the information concerning the Company referred to in subparagraph (c)(2) of said Rule 144. The Company will furnish to each holder of any shares or Options, promptly upon request, (i) a written statement of the Company's compliance with the requirements of subparagraphs (c)(1) or (c)(2), as the case may be, of said Rule 144, and (ii) written information concerning the Company sufficient to enable such holder to complete any Form 144 required to be filed with the Commission pursuant to said Rule 144.

     SECTION (vi)   Adjustment of Exercise Price and Number of Shares and Class
                    -----------------------------------------------------------
of Capital Stock Purchasable.  The Exercise Price and the number of Shares and
----------------------------
classes of capital stock of the Company purchasable upon the exercise of each Option are subject to adjustment from time to time as set forth in this Section 6.

     (1) Adjustment for Change in Capital Stock.  If the Company:  (a) pays a
         ---------------------------------------
dividend or makes a distribution on its Common Stock, in each case, in shares of its Common Stock; (b) subdivides its outstanding shares of Common Stock into a greater number of shares; (c) combines its outstanding shares of Common Stock into a smaller number of shares; (d) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or (e) issues by reclassification of its shares of Common Stock any shares of its capital stock; then the number and classes of shares purchasable upon exercise of each Option in effect immediately prior to such action shall be adjusted so that the holder of any Option thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Option immediately prior to such action.

     (2) Adjustment for Other Distributions.  If the Company distributes to all
         -----------------------------------
holders of shares of its Common Stock any of its assets or debt securities or any rights or options to the purchase assets, debt securities or other securities of the Company, the Company shall, at the option of each Optionholder, either:

          (a) distribute to each Optionholder, on the date of distribution to the shareholders, the amount of such assets or debt securities or the number of such rights or options, pro rata, determined in accordance the following formula:

                                X' = X x   W
                                        ------
                                       O + W
     where
     X'= the amount of assets or debt securities or the number of rights or options to be distributed to such Optionholder, as the case may be.
     X = the total amount of assets or debt securities or the total number of rights or options to be distributed, as the case may be.
     W = the number of shares of Common Stock purchaseable upon exercise of the Options held by such Optionholder outstanding on the record date set forth in paragraph (ii) below.
     O = the number of shares of Common Stock outstanding on the record date set forth in paragraph (ii) below; or

          (b) adjust the Exercise Price in accordance with the following formula:

                              C' = C x (O x M) - F
                                       -----------
                                       O x M
     where
     C' =  the adjusted Exercise Price.
     C =  the Exercise Price on the record date set forth below.
     O = the number of shares of Common Stock outstanding on the record date set forth below.
     M = the Current Market Price per share of Common Stock on the date set forth below.
     F = the fair market value on the record date of the distribution of the assets, securities, rights or options. The Board of Directors of the Company shall in good faith determine such fair market value.

     (3) Consolidation, Merger or Sale of the Company.  If the Company is a
         ---------------------------------------------
party to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company's obligations under this Option Agreement. Upon consummation of such transaction the Options shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of an Option would have owned immediately after the consolidation, merger or transfer if the holder had exercised the Option immediately before the effective date of such transaction. As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Option to, concurrently with the consummation of such transaction, assume the Company's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section.

     SECTION (vii)  Notices to Company and H&B.  Any notice or demand authorized
                    ---------------------------
by this Agreement to be given or made by any registered holder of any Option Certificate to or on the Company shall be sufficiently give or made if sent by registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the holders) to the Company as follows:

                       New Directions Manufacturing, Inc.
                                2940 W. Willetta
                               Phoenix, AZ 85009
                        Attn: Donald A. Metke, President

     Any notice pursuant to this Agreement to be given by the Company to H&B shall be sufficiently given if sent by registered mail, postage prepaid, addressed (until another address is filed in writing by H&B with the Company) to H&B as follows:

                                 Horwitz & Beam
                          Two Venture Plaza, Suite 350
                           Irvine, California  92618
                           Attn: Lawrence W. Horwitz

     SECTION (viii) Supplements and Amendments.  The Company and H&B may from
                    ---------------------------
time to time supplement or amend this Agreement without the approval of any Optionholders (other than H&B) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and H&B may deem necessary or desirable and which the Company and H&B deem shall not adversely affect the interests of the Optionholders.

     SECTION (ix)  Successors.  All the covenants and provisions of this
                   -----------
Agreement by or for the benefit of the Company or H&B shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION (x)   Governing Law.  This Agreement and each Option Certificate
                   --------------
issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all proposes shall be governed by and construed in accordance with the laws of said State.

     SECTION (xi)  Counterparts.  This Agreement may be executed simultaneously
                   -------------
in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

                                    New Directions Manufacturing, Inc.



                                    By:       /s/ Donald A. Metke
                                       ------------------------------------
                                         Donald A. Metke
                                         President


                                    Horwitz & Beam, Inc.



                                    By:      /s/ Lawrence W. Horwitz
                                       ---------------------------------
                                         Lawrence W. Horwitz,
                                         Vice President

                                   EXHIBIT A

                          [FORM OF OPTION CERTIFICATE]

THE OPTIONS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE OPTIONS, SHARES OR OTHER SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                 EXERCISABLE FROM 12:00 P.M. LOS ANGELES TIME,
                             ON JUNE 9, 1997 UNTIL
                  11:59 P.M., LOS ANGELES TIME ON JUNE 9, 2002

No. 0-1                                                         25,000 Options

                               OPTION CERTIFICATE

                       NEW DIRECTIONS MANUFACTURING, INC.

     This Option Certificate certifies that Horwitz & Beam, Inc. or registered assigns, is the registered holder of 25,000 Options (the "Options") expiring June 9, 2002, (the "Expiration Date"), to purchase shares of Common Stock, par value $0.001 per share (the "Shares") of New Directions Manufacturing, Inc., a Nevada corporation (the "Company"). Each Option entitles the holder to purchase from the Company before 11:59 p.m. (Los Angeles time) on the "Expiration Date" one fully paid and nonassessable share of Common Stock of the Company at the initial exercise price for each Option, subject to adjustment in certain events of $2.25 per share (the "Exercise Price"), upon surrender of this Option Certificate and payment of the Exercise Price at an office or agency of the Company, but only subject to the terms and conditions set forth herein and in the Option Agreement. Payment of the Exercise Price may be permitted by cash or by setoff from legal fees incurred by the Company with H&B in accordance with that certain Engagement Letter between the Company and H&B (the "Engagement Letter"). The Engagement Letter as modified provides that legal services will be offered to the Company by H&B. As used herein, "Share" or "Shares" refers to the Common Stock of the Company and, where appropriate, to the other securities or property issuable upon exercise of an Option as provided for in the Option Agreement upon the happening of certain events. The Exercise Price and the number of Shares and classes of capital stock purchasable upon exercise of the Options are subject to adjustment upon the occurrence of certain events set forth in the Option Agreement. In the event that upon any exercise of Options evidenced hereby, the number of Options exercised shall be less than the total number of Options evidence hereby, there shall be issued to the holder hereof or his or her assignee a new Option Certificate evidencing the number of Options not exercised. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Option.

     No Option may be exercised after 11:59 P.M. (Los Angeles Time) on the Expiration Date. All Options evidenced hereby shall thereafter be void.

     The Options evidenced by this Option Certificate are part of a duly authorized issue of Options issued pursuant to an Option Agreement, dated as of June 9, 1997 (the "Option Agreement"), duly executed by the Company and H&B which Option Agreement is hereby incorporated by reference in and made a part of this instruments and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder of the Option Certificates of Shares).

     The Company may deem and treat the person(s) registered in the Company's register as the absolute owner(s) of this Option Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Option Certificate which are defined in the Option Agreement shall have the meaning assigned to them in the Option Agreement.

THE OPTIONS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE OPTIONS, SHARES OR OTHER SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     IN WITNESS WHEREOF, the Company has caused this Option Certificate to be duly executed under its corporate seal.

Dated:                              New Directions Manufacturing, Inc.

Attested

_________________________           By:______________________
     Secretary                         Donald A. Metke
                                       President

                              ELECTION TO PURCHASE

                    (To be executed upon exercise of Option)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Option Certificate, to purchase ______ Shares and herewith authorizes in payment for such Shares the reduction of the legal fee exercise account in the amount of $________ all in accordance with the terms hereof. The undersigned requests that certificates for such Shares be registered as follows:

     Name                                     Number of Shares
     ----                                     ----------------



all of whose addresses are Two Venture Plaza, Suite 350, Irvine, California 92618, and that such certificates be delivered to Horwitz & Beam whose address is Two Venture Plaza, Suite 350, Irvine, California 92618. If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Option Certificate representing the remaining balance of the Shares be registered in the name of Horwitz & Beam whose address is Two Venture Plaza, Suite 350, Irvine, California 92618 and that such Certificates be delivered to Horwitz & Beam whose address is Two Venture Plaza, Suite 350, Irvine, California 92618.

Dated:                   Signature:
                                   ------------------------------
                                    Lawrence W. Horwitz for
                                    HORWITZ & BEAM, INC.
                                    (Signature must conform in all respects to name of holder as specified on a the face of the Option Certificate)

                              OPTION CERTIFICATE

THE OPTIONS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE OPTIONS, SHARES OR OTHER SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                 EXERCISABLE FROM 12:00 P.M. LOS ANGELES TIME,
                             ON JUNE 9, 1997 UNTIL
                  11:59 P.M., LOS ANGELES TIME ON JUNE 9, 2002

No. 0-1                                                         25,000 Options

                               OPTION CERTIFICATE

                       NEW DIRECTIONS MANUFACTURING, INC.

     This Option Certificate certifies that Horwitz & Beam, Inc. or registered assigns, is the registered holder of 25,000 Options (the "Options") expiring June 9, 2002, (the "Expiration Date"), to purchase shares of Common Stock, par value $0.001 per share (the "Shares") of New Directions Manufacturing, Inc., a Nevada corporation (the "Company"). Each Option entitles the holder to purchase from the Company before 11:59 p.m. (Los Angeles time) on the "Expiration Date" one fully paid and nonassessable share of Common Stock of the Company at the initial exercise price for each Option, subject to adjustment in certain events of $2.25 per share (the "Exercise Price"), upon surrender of this Option Certificate and payment of the Exercise Price at an office or agency of the Company, but only subject to the terms and conditions set forth herein and in the Option Agreement. Payment of the Exercise Price may be permitted by cash or by setoff from legal fees incurred by the Company with H&B in accordance with that certain Engagement Letter between the Company and H&B (the "Engagement Letter"). The Engagement Letter as modified provides that legal services will be offered to the Company by H&B. As used herein, "Share" or "Shares" refers to the Common Stock of the Company and, where appropriate, to the other securities or property issuable upon exercise of an Option as provided for in the Option Agreement upon the happening of certain events. The Exercise Price and the number of Shares and classes of capital stock purchasable upon exercise of the Options are subject to adjustment upon the occurrence of certain events set forth in the Option Agreement. In the event that upon any exercise of Options evidenced hereby, the number of Options exercised shall be less than the total number of Options evidence hereby, there shall be issued to the holder hereof or his or her assignee a new Option Certificate evidencing the number of Options not exercised. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Option.

     No Option may be exercised after 11:59 P.M. (Los Angeles Time) on the Expiration Date. All Options evidenced hereby shall thereafter be void.

     The Options evidenced by this Option Certificate are part of a duly authorized issue of Options issued pursuant to an Option Agreement, dated as of June 9, 1997 (the "Option Agreement"), duly executed by the Company and H&B which Option Agreement is hereby incorporated by reference in and made a part of this instruments and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder of the Option Certificates of Shares).

     The Company may deem and treat the person(s) registered in the Company's register as the absolute owner(s) of this Option Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Option Certificate which are defined in the Option Agreement shall have the meaning assigned to them in the Option Agreement.

THE OPTIONS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE OPTIONS, SHARES OR OTHER SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     IN WITNESS WHEREOF, the Company has caused this Option Certificate to be duly executed under its corporate seal.

Dated:                                New Directions Manufacturing, Inc.

Attested

 /s/   Jack Horner, Jr.               By: /s/ Donald A. Metke
----------------------------             ------------------------------
        Secretary                             Donald A. Metke
                                              President

                                       2